Earnings Conference Call First Quarter 2016 April 21, 2016 – 9:00am CT

2 Forward looking statements and non-GAAP measures We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover Corporation by referring to the documents we file from time to time with the SEC, including our Form 10-K for 2015, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, www.dovercorporation.com, where considerably more information can be found. This document contains non-GAAP financial information. Reconciliations of non-GAAP measures are included either in this presentation or Dover’s earnings release and investor supplement for the first quarter, which are available on our website. 2

3 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 Q1 Q2 Q3* Q4* Q1* Q1 2016 Performance Adjusted Earnings Per Share* (continuing operations) Q1 Q1/Q1 * Excludes discrete tax benefits of $0.05 in Q3 2015, $0.06 in Q4 2015 and $0.05 in Q1 2016, and $0.07 gain on a disposition in Q1 2016 (b) See Press Release for free cash flow reconciliation 3 Quarterly Comments 2015 2016  Revenue growth from acquisitions and solid markets in Engineered Systems and Refrigeration & Food Equipment, offset by the impact of weak oil & gas markets and dispositions  US activity improved, excluding oil & gas markets. Asian and European activity softened on reduced capital spending  Segment margin impacted by lower volume and acquisition- related costs, partially offset by productivity and the net benefits of prior period restructuring  Bookings decline largely driven by oil & gas exposure and dispositions, partially offset by impact of acquisitions  Book-to-bill of 1.03 Note: Includes restructuring costs of $0.10 in Q1 2015, $0.01 in Q2 2015, $0.05 in Q3 2015, $0.08 in Q4 2015 and $0.07 in Q1 2016 Revenue $1.6B -5% Adj. EPS (cont.) $0.52 -28% Bookings $1.7B -4% Seg. Margin 11.7% -180 bps Adj. Seg. Margin (a) 12.5% -230 bps Organic Rev. -7% Net Acq. Growth 3% FCF (b) $96M -7% (a) Adjusted for $14.4 million of restructuring in Q1 2016 and $24.1 million in Q1 2015

4 Revenue Q1 2016 Energy Engineered Systems Fluids Refrigeration & Food Equip Total Dover Organic -33% 3% -3% 3% -7% Acquisitions - 3% 22% - 6% Dispositions - -3% - -5% -3% Currency -1% -2% -2% -1% -1% Total -34% 1% 17% -3% -5% * Acquisition revenue less disposition revenue

5 Energy  Revenue decrease driven by declines in oil & gas market fundamentals – US rig count at record lows – Reduced capex spending  Adjusted margin of 6.0% reflects volume and price declines  Bookings decline of 34% reflects weak market conditions  Book-to-bill at 0.97 5 $ in millions * Q1 2016 and Q1 2015 earnings adjusted for $6M and $18M in restructuring costs, respectively Q1 2016 Q1 2015 % Change % Organic Revenue $283 $430 -34% -33% Earnings $ 11 $ 52 -79% Margin 4.0% 12.2% -820 bps Adj. Earnings* $ 17 $ 70 -76% Adj. Margin* 6.0% 16.3% -1030 bps Bookings $273 $417 -34% -33% Revenue by End-Market % of Q1 Revenue Y / Y Growth Organic Growth Drilling & Production 67% -37% -36% Bearings & Compression 23% -17% -16% Automation 10% -43% -43%

6 Engineered Systems  Organic revenue growth of 3% – 1% organic growth in P & I driven by solid NA marking and coding markets, partially offset by timing of shipments in digital printing – Industrial’s organic growth of 4% was broad-based  Adjusted margin of 16.6% reflects the benefits of productivity and leverage on organic volume – Gain from disposition offset by costs associated with factory consolidation and other one-time items  Bookings reflects organic and acquisition growth offset by dispositions and FX  Book-to-bill of 0.99 6 Q1 2016 Q1 2015 % Change % Organic Revenue $577 $573 1% 3% Earnings $ 94 $ 88 6% Margin 16.2% 15.4% 80 bps Adj. Earnings* $ 96 $ 92 4% Adj. Margin* 16.6% 16.1% 50 bps Bookings $573 $573 Flat 4% Revenue by End-Market % of Q1 Revenue Y / Y Growth Organic Growth Printing & Identification 42% 4% 1% Industrial 58% -2% 4% $ in millions * Q1 2016 and Q1 2015 earnings adjusted for $2M and $4M in restructuring costs, respectively

7 Fluids  Revenue growth driven by acquisitions and solid industrial, hygienic and pharma markets, partially offset by – Direct oil & gas exposure – Lower capital spending from integrated energy customers – Project timing  Margin significantly impacted by acquisitions and restructuring costs  Bookings growth primarily driven by acquisitions  Book-to-bill at 1.05 7 $ in millions * Q1 2016 and Q1 2015 earnings adjusted for $5M and $2M in restructuring costs, respectively Q1 2016 Q1 2015 % Change % Organic Revenue $399 $340 17% -3% Earnings $ 46 $ 55 -16% Margin 11.5% 16.1% -460 bps Adj. Earnings* $ 51 $ 57 -11% Adj. Margin* 12.8% 16.7% -390 bps Bookings $418 $339 23% Flat Revenue by End-Market % of Q1 Revenue Y / Y Growth Organic Growth Pumps 40% 11% -5% Fluid Transfer 60% 22% -2%

8 Refrigeration & Food Equipment  Organic revenue growth of 3% offset by dispositions and FX – Retail refrigeration wins driving organic growth – Glass door and can shaping businesses are solid  Margin improvement reflects the benefits of productivity and leverage on organic revenue growth  Organic bookings growth of 5% driven by retail refrigeration, offset by dispositions and FX  Book-to-bill at 1.13 8 $ in millions Q1 2016 Q1 2015 % Change % Organic Revenue $363 $372 -2% 3% Earnings $ 38 $ 36 6% Adj. Earnings* $ 39 $ 36 8% Adj. Margin* 10.7% 9.7% 100 bps Margin 10.5% 9.7% 80 bps Bookings $411 $420 -2% 5% Revenue by End-Market % of Q1 Revenue Y / Y Growth Organic Growth Refrigeration 77% -4% 3% Food Equipment 23% 3% 3% * Q1 2016 earnings adjusted for $1M in restructuring costs

9 Q1 2016 Overview 9 Q1 2016 Net Interest Expense $32 million, in-line with forecast Corporate Expense $30 million, in-line with forecast Effective Tax Rate (ETR) Q4 rate was 27.9%, excluding discrete tax benefits of $0.05 cents. Rate essentially in-line with forecast Capex $37 million, generally in-line with expectations Share Repurchases No activity

10 FY 2016 Guidance  Revenue – Organic revenue: (8% - 5%) – Net acquisitions(1) : ≈ 4% – FX impact: (1%) – Total revenue: (5% - 2%)  Corporate expense: ≈ $120 million  Interest expense: ≈ $128 million  Full-year tax rate: ≈ 28%  Capital expenditures: ≈ 2.3% of revenue  FY free cash flow: ≈ 11% of revenue 2016 organic growth rate Energy (30% - 27%) Engineered Systems 1% - 3% Fluids (5% - 2%) Refrigeration & Food Equipment 2% - 4% Total organic (8% - 5%) Net Acquisitions ≈ 4%(1) FX Impact (1%) Total revenue (5% - 2%) (1) Reflects completed acquisition revenue of 7% less disposition revenue of 3%

11 2016F EPS Guidance – Bridge  2015 EPS – Continuing Ops (GAAP) $ 3.74 – Less 2015 tax items(1): (0.11)  2015 Adjusted EPS $ 3.63 – Net restructuring(2): ≈ 0.07 – Performance including restructuring benefits(3): (0.17 - 0.09) – Compensation & investment: (0.22 - 0.19) – Net acquisitions(4): 0.16 - 0.17 – Shares(5): ≈ 0.08 – Interest / Corp. / Tax rate / Other (net): (0.09 - 0.06) – 2016 tax items(6): ≈ 0.05  2016F EPS – Continuing Ops $3.51 - $3.66 (1) $0.05 in Q3 2015 and $0.06 in Q4 2015 (4) Reflects operating earnings of acquisitions completed less dispositions completed, as well as the associated gain on disposition (5) Based on carryover benefit from 2015 share repurchase activity (2) Includes restructuring costs of $0.25 in FY 2015 and approximately $0.18 in FY 2016 (3) Includes restructuring benefits of $0.44 - $0.48 (6) Discrete tax benefits of $0.05 in Q1 2016